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                                                               EXHIBIT 23.5

               CONSENT OF THE SEIDLER COMPANIES INCORPORATED

As investment banker to The Writer Corporation, we hereby consent to the filing of our Fairness Opinion dated May 12, 2000 and all references to our Firm included in this Registration Statement.

The Seidler Companies Incorporated

Los Angeles, California

May 12, 2000